EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-35887, 333-42182, 333-43081, 333-65327, 333-65329, 333-98811, 333-111076 and 333-111077 of Mylan Laboratories Inc. on Form S-8 of our report dated June 26, 2007, appearing in the Annual Report on Form 11-K of the Mylan Profit Sharing 401(k) Plan for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
June 28, 2007

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